Exhibit 4.3(d)

BILL BARRETT CORPORATION,

as Issuer

and

The Subsidiary Guarantors named herein

9.875% Senior Notes due 2016

SECOND SUPPLEMENTAL INDENTURE

Dated as of August 3, 2011

DEUTSCHE BANK TRUST COMPANY AMERICAS,

as Trustee

SECOND SUPPLEMENTAL INDENTURE

SUPPLEMENTAL INDENTURE (this “Supplemental Indenture”), dated as of August 3, 2011, among GB ACQUISITION CORPORATION, a Wyoming Corporation (“GB Acquisition”), ELK PRODUCTION UINTAH, LLC, a Texas limited liability company (“Elk”) and AURORA GATHERING, LLC, a Texas limited liability company (“Aurora” and, together with GB Acquisition and Elk, the “New Guarantors”), each a Subsidiary of Bill Barrett Corporation (or its successor) (the “Company”), CIRCLE B LAND COMPANY LLC, a Colorado limited liability company and a Subsidiary Guarantor, BILL BARRETT CBM CORPORATION, a Delaware corporation and a Subsidiary Guarantor, BILL BARRETT CORPORATION, a Delaware corporation, on behalf of itself and the Subsidiary Guarantors (the “Existing Guarantors”) under the Indenture referred to below, and DEUTSCHE BANK TRUST COMPANY AMERICAS, as Trustee under the Indenture referred to below (the “Trustee”).

WITNESSETH:

WHEREAS the Company has heretofore executed and delivered an Indenture dated as of July 8, 2009 (the “Base Indenture”), as amended, supplemented and modified by a First Supplemental Indenture dated as of July 8, 2009 (the “First Supplemental Indenture” and, together with the Base Indenture, the “Indenture”), by and among the Company, the Existing Guarantors and the Trustee, providing for the issuance of 9.875% Senior Notes due 2016 (the “Notes”);

WHEREAS Section 4.14 of the First Supplemental Indenture provides that under certain circumstances the Company is required to cause each New Guarantor to execute and deliver to the Trustee a supplemental indenture pursuant to which each such New Guarantor shall unconditionally guarantee all of the Company’s obligations under the Notes and the Indenture pursuant to a guarantee on the terms and conditions set forth herein and therein; and

WHEREAS pursuant to Section 9.01 of the Indenture, the Trustee, the Company and the Existing Guarantors are authorized to execute and deliver this supplemental indenture;

NOW THEREFORE, in consideration of the foregoing and for other good and valuable consideration, the receipt of which is hereby acknowledged, each New Guarantor, the Trustee, each of the Existing Guarantors and, on behalf of itself and the Existing Guarantors, the Company mutually covenant and agree for the equal and ratable benefit of the Holders as follows:

SECTION 1. Definitions. For all purposes of this Supplemental Indenture, except as otherwise herein expressly provided or unless the context otherwise requires: (i) the terms and expressions used herein shall have the same meanings as corresponding terms and expressions used in the First Supplemental Indenture; and (ii) the words “herein,” “hereof” and “hereby” and other words of similar import used in this Supplemental Indenture refer to this Supplemental Indenture as a whole and not to any particular section hereof.

SECTION 2. Agreement to Guarantee. Each New Guarantor hereby unconditionally and irrevocably agrees, jointly and severally with all other Subsidiary Guarantors, to guarantee the Company’s obligations under the Notes and the Indenture on the terms and subject to the conditions set forth in Article Eleven of the First Supplemental Indenture and to be bound by all other applicable provisions of the Indenture.

SECTION 3. Ratification of Indenture; Supplemental Indenture Part of Indenture. Except as expressly amended hereby, the Indenture is in all respects ratified and confirmed and all the terms, conditions and provisions thereof shall remain in full force and effect. This Supplemental Indenture shall form a part of the Indenture for all purposes, and every Holder heretofore or hereafter authenticated and delivered shall be bound hereby.

SECTION 4. Governing Law. THIS SUPPLEMENTAL INDENTURE AND THE NOTES SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK BUT WITHOUT GIVING EFFECT TO APPLICABLE PRINCIPLES OF CONFLICTS OF LAW TO THE EXTENT THAT THE APPLICATION OF THE LAWS OF ANOTHER JURISDICTION WOULD BE REQUIRED THEREBY.

SECTION 5. Trustee Makes No Representation. The Trustee makes no representation as to the validity or sufficiency of this supplemental indenture.

SECTION 6. Counterparts. The parties may sign any number of copies of this Supplemental Indenture. Each signed copy shall be an original, but all of them together represent the same agreement.

SECTION 7. Effect of Headings. The Section headings herein are for convenience only and shall not affect the construction thereof.

[SIGNATURE PAGE FOLLOWS]

IN WITNESS WHEREOF, the parties hereto have caused this Second Supplemental Indenture to be duly executed as of the day and year first above written.

BILL BARRETT CORPORATION

By:	/s/ Robert W. Howard
Robert W. Howard Chief Financial Officer and Treasurer

BILL BARRETT CBM CORPORATION

By:	/s/ Robert W. Howard
Robert W. Howard Chief Financial Officer and Treasurer

CIRCLE B LAND COMPANY LLC

By:	/s/ Robert W. Howard
Robert W. Howard Chief Financial Officer and Treasurer

GB ACQUISITION CORPORATION

By:	/s/ Robert W. Howard
Robert W. Howard Chief Financial Officer and Treasurer

ELK PRODUCTION UINTAH, LLC

By:	/s/ Robert W. Howard
Robert W. Howard Chief Financial Officer and Treasurer

[Signature Page to Second Supplemental Indenture]

AURORA GATHERING, LLC

By:	/s/ Robert W. Howard
Robert W. Howard Chief Financial Officer and Treasurer

[Signature Page to Second Supplemental Indenture]

DEUTSCHE BANK TRUST COMPANY AMERICAS, as Trustee

By:	Deutsche Bank National Trust Company

By:	/s/ Irina Golovashchuk
Name: Irina Golovashchuk Title: Assistant Vice President

By:	/s/ David Contino
Name: David Contino Title: Vice President

[Signature Page to Second Supplemental Indenture]